Exhibit 99.1

Venus Concept Inc. Announces Proposed Public Offering

TORONTO, Dec. 21, 2020 (GLOBE NEWSWIRE) — Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering pursuant to its existing shelf registration statement. All of the common stock and warrants to be sold in the proposed offering are to be sold by Venus Concept. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Venus Concept intends to use the net proceeds from the proposed offering for general corporate purposes, including the funding of research and development activities.

Oppenheimer & Co. Inc. is acting as sole book-running manager and Ladenburg Thalmann & Co. Inc. is acting as lead manager of the proposed offering.

The proposed offering will be made only by means of a written prospectus and related prospectus supplement forming part of a shelf registration statement on Form S-3 (No. 333-228562) that was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 27, 2018 and declared effective on December 10, 2018. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Before you invest, you should read the prospectus and prospectus supplement for more complete information about Venus Concept and the proposed offering. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 21 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Heal, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including, without limitation, statements about the Company’s financial condition, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which it operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in the Company’s most recent Form 10-Q and in other documents the Company may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com